ModivCare Reports
First Quarter 2021 Financial Results

Denver, CO – May 7, 2021 – ModivCare Inc., (the “Company” or “ModivCare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months ended March 31, 2021.

First Quarter 2021 Highlights:
•Revenue of $453.6 million, a 23.5% increase as compared to $367.3 million in Q1 2020
•Income from continuing operations, net of tax, of $18.9 million or $1.31 per diluted common share
•Adjusted EBITDA of $48.0 million, Adjusted Net Income of $27.5 million and Adjusted EPS of $1.92
•Net cash provided by operating activities during the quarter of $134.6 million
•Cash and cash equivalents of $299.6 million at March 31, with $500.0 million debt outstanding related to the Senior Unsecured Notes
•Matrix, on a standalone basis, achieved net income of $8.6 million and Adjusted EBITDA of $32.2 million

Daniel E. Greenleaf, President and Chief Executive Officer, said, “ModivCare’s first quarter Adjusted EBITDA of $48.0 million exceeded the prior year comparable figure, reflecting higher Adjusted EBITDA in both our NEMT and Personal Care segments. In NEMT, we benefited from lower operating costs under our six-pillar strategy, expanded membership, a full quarter contribution from National MedTrans, and lower utilization under capitated contracts. Our Personal Care segment benefited from a full quarter contribution from Simplura Health Group, which we acquired in November 2020.”

Mr. Greenleaf continued, “Looking ahead, we will continue to deploy technological and operational initiatives designed to elevate the patient experience and further our market leading position in the non-emergency medical transportation industry. Yesterday we announced the acquisition of WellRyde, a leading technology provider of Advanced Transportation Management Systems (ATMS) software enabling optimized routing, automated trip assignments and billing, and real-time network monitoring. WellRyde’s technology will seamlessly integrate into our Circulation and LCAD platforms, fast-tracking our “Go Digital” initiative and accelerating our efforts to build the largest digital non-emergency medical transportation network in the nation. We will also continue to evaluate external growth opportunities in the highly fragmented $55 billion personal care sector. Simplura’s distinguished service model and stellar technology platform provide us an excellent foundation to build upon. By addressing the social determinants of health through a suite of supportive care solutions, we aim to deepen customer relationships, dismantle barriers to care, and build substantial value for shareholders.”

Mr. Greenleaf concluded, “Finally, Matrix commenced 2021 on a very positive note, with first quarter revenue more than doubling to $124 million and adjusted EBITDA more than tripling to $32.2 million compared to the respective figures for the prior year period, reflecting continued expansion of its clinical solutions business and a rebound in on-site visits in its risk assessment business.”

First Quarter 2021 Results

For the first quarter of 2021, the Company reported revenue of $453.6 million, an increase of 23.5% from $367.3 million in the first quarter of 2020.

Operating income was $28.8 million, or 6.4% of revenue, in the first quarter of 2021, compared to operating income of $10.0 million, or 2.7% of revenue, in the first quarter of 2020. Income from continuing operations, net of tax, in the first quarter of 2021 was $18.9 million, or $1.31 per diluted common share, compared to income from continuing operations, net of tax, of $16.3 million, or $1.02 per diluted common share, in the first quarter of 2020.

Adjusted EBITDA was $48.0 million, or 10.6% of revenue, in the first quarter of 2021, compared to $17.0 million, or 4.6% of revenue, in the first quarter of 2020.

Adjusted Net Income in the first quarter of 2021 was $27.5 million, or $1.92 per diluted common share, compared to $8.6 million, or $0.66 per diluted common share, in the first quarter of 2020.

Comparable adjusted EBITDA and Adjusted Net Income for Q1 2020 was recast to show the impact of stock-based compensation, which the Company is now excluding for purposes of these calculations.

The quarter-over-quarter increase in revenue was primarily due to incremental revenue of $110.2 million and $43.8 million associated with the acquisitions of Simplura and National MedTrans, respectively. This was partially offset by lower trip volume in our NEMT business caused by the continued impact of COVID-19. This lower volume resulted in a reduction of revenue in the current quarter in line with margin limitations that govern some of our profit corridor and reconciliation payor contracts.

Adjusted EBITDA increased in the first quarter of 2021 due to cost savings and productivity initiatives associated with the Company's six-pillar growth strategy in addition to incremental margin from Simplura and National MedTrans and lower utilization and contact center activity due to COVID-19. This was partially offset by higher corporate general and administrative cost as the Company continued to make investments in its employees and technology.

Matrix - Balance Sheet and Cash Flows

For the first quarter of 2021, Matrix’s revenue was $124.0 million, an increase of 102% from $61.3 million in the first quarter of 2020. Matrix had operating income of $16.1 million for the first quarter of 2021, compared to an operating loss of $1.7 million for the first quarter of 2020.

ModivCare recorded income of $4.5 million related to its Matrix equity investment compared to a loss of $2.6 million for the first quarter of 2020. For the first quarter of 2021, Matrix recorded Adjusted EBITDA of $32.2 million, or 26% of revenue, compared to $9.9 million, or 16% of revenue, for the first quarter of 2020.

Matrix’s Adjusted EBITDA for the quarter was positively impacted by its continued success with its Clinical Solutions business, which they created in the second quarter of 2020 as a response to employers’ needs for mobile health assessment resources during the pandemic. This business has continued to thrive as employers begin to transition more of their workforce back onsite. They are also beginning to experience an increase in on-site visits in their risk adjustment business to pre-pandemic levels.

As of March 31, 2021, Matrix had $262.3 million in net debt and ModivCare's ownership interest was 43.6%.

Investor Presentation and Conference Call

ModivCare will hold a conference call to discuss its financial results on Friday, May 7, 2021 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About ModivCare

ModivCare Inc. ("ModivCare") (Nasdaq: MODV) is a technology-enabled healthcare services company, which provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries ("Matrix Medical Network"), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit us at www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs related to our corporate reorganization, (2) equity in net (gain) loss of investee, (3) stock based compensation, (4) certain transaction and related costs, and (5) COVID-19 related costs, net of grant income. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net (gain) loss of investee, (3) stock based compensation, (4) intangible asset amortization, (5) certain transaction and related costs, (6) COVID-19 related costs, net of grant income, (7) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our Personal Care Segment; acquired unknown liabilities in connection with the acquisition of our Personal Care Segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on our Matrix Investment segment's financial condition.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

--financial tables to follow--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended March 31,
	2021	2020

Service revenue, net	$453,610	$367,291
Grant income	2,648	—

Operating expenses:
Service expense	360,333	332,661
General and administrative expense	54,871	20,795
Depreciation and amortization	12,239	3,790
Total operating expenses	427,443	357,246

Operating income	28,815	10,045

Other expenses (income):
Interest expense, net	8,423	241
Equity in net loss (income) of investee	(4,503)	2,550
Income from continuing operations before income taxes	24,895	7,254
Provision (benefit) for income taxes	6,016	(9,046)
Income from continuing operations, net of tax	18,879	16,300
Loss from discontinued operations, net of tax	(39)	(202)
Net income	$18,840	$16,098

Net income available to common stockholders	$18,840	$12,998

Basic earnings (loss) per common share:
Continuing operations	$1.33	$1.02
Discontinued operations	—	(0.02)
Basic earnings per common share	$1.33	$1.00

Diluted earnings (loss) per common share:
Continuing operations	$1.31	$1.02
Discontinued operations	—	(0.02)
Diluted earnings per common share	$1.31	$1.00

Weighted-average number of common shares outstanding:
Basic	14,158,666	12,987,740
Diluted	14,362,226	13,012,991

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$299,559	$183,281
Accounts receivable, net	211,340	197,943
Other current assets (1)	26,194	44,634
Current assets of discontinued operations (2)	141	758
Total current assets	537,234	426,616
Operating lease right-of-use assets	29,398	30,928
Property and equipment, net	30,195	27,544
Goodwill and intangible assets, net	781,077	790,579
Equity investment	141,220	137,466
Other assets	12,651	12,780
Total assets	$1,531,775	$1,425,913

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$33,779	$8,464
Accrued contract payables	245,386	101,705
Accrued expenses and other current liabilities	119,326	117,010
Accrued transportation costs	70,870	79,674
Current portion of operating lease liabilities	7,922	8,277
Other current liabilities (3)	7,273	7,650
Current liabilities of discontinued operations (2)	1,527	1,971
Total current liabilities	486,083	324,751
Long-term debt, net of deferred financing costs	486,705	485,980
Operating lease liabilities, less current portion	22,214	23,437
Long-term contracts payables	—	72,183
Other long-term liabilities (4)	118,020	107,951
Total liabilities	1,113,022	1,014,302

Stockholders' equity	418,753	411,611
Total liabilities and stockholders' equity	$1,531,775	$1,425,913

(1) Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2) Includes assets or liabilities related to WD Services' former Saudi Arabian operation.
(3) Includes deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2021	2020
Operating activities
Net income	$18,840	$16,098
Depreciation and amortization	12,239	3,790
Stock-based compensation	1,187	1,045
Equity in net loss (income) of investee	(4,503)	2,550
Deferred income taxes	(616)	11,590
Reduction of right-of-use assets	2,745	2,248
Other non-cash items (1)	608	860
Changes in working capital (2)	104,064	618
Net cash provided by operating activities	134,564	38,799

Investing activities
Purchase of property and equipment	(5,388)	(1,574)
Net cash used in investing activities	(5,388)	(1,574)

Financing activities
Proceeds from debt	—	162,000
Preferred stock dividends	—	(1,095)
Repurchase of common stock, for treasury	(14,450)	(7,299)
Proceeds from common stock issued pursuant to stock option exercise	2,286	2,054
Restricted stock surrendered for employee tax payment	(721)	(37)
Other financing activities	(40)	(77)
Net cash provided by (used in) financing activities	(12,925)	155,546

Net change in cash, cash equivalents and restricted cash	116,251	192,771
Cash, cash equivalents and restricted cash at beginning of period	183,356	61,673
Cash, cash equivalents and restricted cash at end of period	$299,607	$254,444

(1) Includes provision for doubtful accounts and amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, self-funded insurance programs, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs, deferred revenue and other long-term liabilities.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2021
	NEMT	Personal Care	Matrix Investment	Total Continuing Operations

Service revenue, net	$343,416	$110,194	$—	$453,610
Grant income	—	2,648	—	2,648

Operating expenses:
Service expense	272,416	87,917	—	360,333
General and administrative expense	39,967	14,904	—	54,871
Depreciation and amortization	7,312	4,927	—	12,239
Total operating expenses	319,695	107,748	—	427,443

Operating income	23,721	5,094	—	28,815

Other expenses (income):
Interest expense, net	8,423	—	—	8,423
Equity in net income of investee	—	—	(4,503)	(4,503)
Income from continuing
operations before income taxes	15,298	5,094	4,503	24,895
Provision for income taxes	3,328	1,426	1,262	6,016
Income from continuing operations, net of taxes	11,970	3,668	3,241	18,879

Interest expense, net	8,423	—	—	8,423
Provision for income taxes	3,328	1,426	1,262	6,016
Depreciation and amortization	7,312	4,927	—	12,239

EBITDA	31,033	10,021	4,503	45,557

Restructuring and related charges (1)	3,645	—	—	3,645
Transaction costs (2)	2,633	1,045	—	3,678
Stock-based compensation	1,131	—	—	1,131
COVID-19 related costs, net of grant income	339	(1,852)	—	(1,513)
Equity in net income of investee	—	—	(4,503)	(4,503)

Adjusted EBITDA	$38,781	$9,214	$—	$47,995

(1) Restructuring and related charges include professional services costs of $3.2 million and severance and office closure costs of $0.4 million.
(2) Transaction costs include Circulation management incentive plan costs and acquisition costs related to Simplura Health Group and National MedTrans.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2020
	NEMT	Matrix Investment	Total Continuing Operations

Service revenue, net	$367,291	$—	$367,291

Operating expenses:
Service expense	332,661	—	332,661
General and administrative expense	20,795	—	20,795
Depreciation and amortization	3,790	—	3,790
Total operating expenses	357,246	—	357,246

Operating income	10,045	—	10,045

Other expenses (income):
Interest expense, net	241	—	241
Equity in net loss of investee	—	2,550	2,550
Income from continuing
operations before income taxes	9,804	(2,550)	7,254
Benefit for income taxes	(8,341)	(705)	(9,046)
Income from continuing operations, net of taxes	18,145	(1,845)	16,300

Interest expense, net	241	—	241
Benefit for income taxes	(8,341)	(705)	(9,046)
Depreciation and amortization	3,790	—	3,790

EBITDA	13,835	(2,550)	11,285

Restructuring and related charges (1)	1,322	—	1,322
Transaction costs (2)	855	—	855
Stock-based compensation (3)	1,007	—	1,007
COVID-19 related costs	22	—	22
Equity in net loss of investee	—	2,550	2,550

Adjusted EBITDA	$17,041	$—	$17,041

(1) Restructuring and related charges include severance costs of $0.7 million and professional services costs of $0.6 million.
(2) Transaction costs include Circulation management incentive plan costs and other transaction-related expenses.
(3) Adjusted EBITDA for Q1 2020 was recast to show the impact of stock-based compensation, which the Company is now excluding for purposes of this calculation.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)

	Three months ended March 31,
	2021	2020
Revenue	$124,042	$61,304
Operating expense	99,503	53,049
Depreciation and amortization	8,447	9,928
Operating income (loss)	16,092	(1,673)

Interest expense, net	4,081	5,730
Provision (benefit) for income taxes	3,398	(1,046)
Net income (loss)	8,613	(6,357)

Equity Interest	43.6%	43.6%
Net income (loss) - Equity Investment	3,754	(2,771)
Management fee and other	749	221
Equity in net income (loss) of investee	$4,503	$(2,550)

Net Debt (2)	$262,302	$290,742

(1)The results of our equity method investment are excluded from the calculation of ModivCare's Adjusted EBITDA and Adjusted Net Income.
(2)Net debt represents long-term debt including the current portion, excluding deferred financing costs, less cash.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands)

	Three months ended March 31,
	2021	2020
Revenue	$124,042	$61,304
Operating expense	99,503	53,049
Depreciation and amortization	8,447	9,928
Operating income (loss)	16,092	(1,673)

Interest expense, net	4,081	5,730
Provision (benefit) for income taxes	3,398	(1,046)
Net income (loss)	8,613	(6,357)

Depreciation and amortization	8,447	9,928
Interest expense	4,081	5,730
Provision (benefit) for income taxes	3,398	(1,046)
EBITDA	24,539	8,255
Management fees	1,601	493
Integration costs	87	—
Severance costs	193	799
Restructuring expense	4,247	—
Transaction costs	1,525	385
Adjusted EBITDA	$32,192	$9,932

(1) ModivCare accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within ModivCare's Adjusted EBITDA in any period presented.

--more--

ModivCare Inc.

ModivCare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)

	Three months ended March 31,
	2021	2020

Income from continuing operations, net of tax	$18,879	$16,300

Restructuring and related charges(1)	3,645	1,322
Transaction costs(2)	3,678	855
Stock-based compensation(3)	1,131	1,007
Equity in net (income) loss of investee	(4,503)	2,550
Intangible amortization expense	9,502	1,559
COVID-19 related costs, net of grant income	(1,513)	22
Tax impact of the CARES Act	—	(11,060)
Tax effected impact of adjustments	(3,302)	(1,664)

Adjusted Net Income	27,517	10,891

Dividends on convertible preferred stock	—	(1,095)
Income allocated to participating securities	—	(1,177)

Adjusted Net Income available to common stockholders	$27,517	$8,619

Adjusted earnings per share	$1.92	$0.66

Diluted weighted-average number of common shares outstanding	14,362,226	13,012,991

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include the MIP related to the Circulation acquisition and certain other transaction-related expenses.
(3) Adjusted net income for Q1 2020 was recast to show the impact of stock-based compensation, which the Company is now excluding for purposes of this calculation.